Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-4
*CUSIP:   21988G700

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of    July 15, 2003.....                                      $0.00
        Scheduled Income received on securities.....             $2,475,077.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to the Holders.....                        -$2,475,068.75
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$8.25
Balance as of    January 15, 2004.....                                    0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    July 15, 2003.....                                      $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    January 15, 2004.....                                   $0.00


              UNDERLYING SECURITIES HELD AS OF   January 15, 2004

         Principal
           Amount                    Title of Security
          ---------                  -----------------
         $61,325,000        Safeco Capital Trust I 8.072% Series B Capital
                            Securities due July 15, 2037
                            *CUSIP:    786427AC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.